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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Bonanza Creek Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Bonanza Creek Energy, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. (the "Company") will be held at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202, on Tuesday, June 12, 2012, 9:00 a.m. local time (the "Annual Meeting"). The Annual Meeting is being held for the following purposes:

  1)
  To elect and classify a board of seven directors;

  2)
  To ratify the selection of Hein & Associates, LLP as the Company's independent registered public accountants for 2012;

  3)
  To approve, on an advisory basis, the compensation of our executive officers as described in the "Executive Compensation and Other Information—Compensation Discussion and Analysis" ("CD&A") section of the accompanying proxy statement and the selection of the frequency of stockholder votes on executive compensation as separate voting items:

  (a)
  the stockholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Bonanza Creek Energy, Inc.'s named executive officers as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the compensation tables; and

  (b)
  the stockholders of the Company be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Bonanza Creek Energy, Inc.'s named executive officers as disclosed pursuant to the Securities and Exchange Commission's compensation disclosure rules, including the compensation tables every:

  One year;

  Two years; or

  Three years; and

  4)
  To transact such other business as may properly come before the Annual Meeting.

        These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 23, 2012.

By Order of the Board of Directors,
Christopher I. Humber Senior Vice President, General Counsel & Secretary

Denver, Colorado
April 30, 2012

YOUR VOTE IS IMPORTANT

Please sign, date and promptly return the enclosed proxy card in the envelope provided, or grant a proxy and give voting instructions by telephone or the internet, so that you may be represented at the meeting. Instructions are on your proxy card or on the voting instruction card provided by your broker.

BONANZA CREEK ENERGY, INC.
410 17th Street
Suite 1400
Denver, Colorado 80202

PROXY STATEMENT
2012 ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of Bonanza Creek Energy, Inc. ("we," "us," "our," "Bonanza Creek" or the "Company" requests your proxy for the Annual Meeting of Stockholders that will be held on Tuesday, June 12, 2012, 9:00 a.m. local time, at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202. By granting the proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

        If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy. You may revoke the proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the proxy or by signing and delivering to the Secretary of the Company a proxy with a later date. Your attendance at the Annual Meeting will not revoke the proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or unless you vote your shares in person at the Annual Meeting.

Stockholders of Record and Beneficial Owners

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholders of Record.    If your shares are registered directly in your name with the Company's transfer agent, you are considered the stockholder of record with respect to those shares, and proxy materials are being sent directly to you by our agent. As a stockholder of record, you have the right to vote by proxy or to vote in person at the Annual Meeting. The proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

        Beneficial Owners.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and proxy materials will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. The proxy materials should include a proxy card or a voting instruction card for the Annual Meeting.

QUORUM AND VOTING

        Voting Stock.    The Company's common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company's stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

        Record Date.    The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 23, 2012. As of the record date, 39,477,584 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

        Quorum and Adjournments.    The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

        If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

        Vote Required.    Directors will be elected by the affirmative vote of the holders of a plurality of the shares present, in person or by proxy, and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Approval of Items 3(a) and (b) require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Brokers do not have discretionary voting authority with respect to the election of directors. For ratification of the selection of the Company's auditors, brokers will have discretionary authority in the absence of timely instructions from their customers. For approval of Items 3(a) and (b), brokers will not have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections or on Items 3(a) or (b). For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

        Default Voting.    A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and submit a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

  •
  FOR the nominees for director named in this proxy statement and their classification as Class I Directors, Class II Directors and Class III Directors, as indicated in this proxy statement;

  •
  FOR the ratification of the selection of Hein & Associates as the Company's auditors for 2012; and

  •
  (a) FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC and (b) FOR a frequency of "ONE (1) YEAR" for future non-binding "Say on Pay" stockholder votes on compensation of our named executed officers.

        If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

 ITEM ONE

ELECTION OF DIRECTORS

        Commencing with the Annual Meeting, the Company's certificate of incorporation provides for the division of the Company's Board of Directors into three approximately equal classes. At the Annual Meeting, the persons named below will be nominated on behalf of the Board of Directors for election to each of the three classes. The Board of Directors has established the classes as follows: two directors in each of Class I and Class II and three directors in Class III. The term of office for Class I directors will expire at the Annual Meeting of Stockholders to be held in 2013, the term of office of Class II directors will expire at the Annual Meeting of Stockholders to be held in 2014, and the term of office of Class III directors will expire at the Annual Meeting of Stockholders to be held in 2015. Each director elected at the Annual Meeting will serve for the term described above or until his or her successor is duly elected and qualified. At each succeeding annual meeting, directors elected to succeed those directors whose terms then expire will be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.

        The Board of Directors has nominated the following individuals for election as Class I Directors of the Company to serve for a one year term to expire in 2013 and until either they are re-elected or their successors are elected and qualified:

Todd A. Overbergen
Gregory P. Raih

        The Board of Directors has nominated the following individuals for election as Class II Directors of the Company to serve for a two year term to expire in 2014 and until either they are re-elected or their successors are elected and qualified:

Gary A. Grove
Kevin A. Neveu

        The Board of Directors has nominated the following individuals for election as Class III Directors of the Company to serve for a three year term to expire in 2015 and until either they are re-elected or their successors are elected and qualified:

Richard J. Carty
Marvin M. Chronister
Michael R. Starzer

        Messrs. Carty, Chronister, Grove, Neveu, Overbergen, Raih and Starzer are all currently serving as Directors of the Company. Their biographical information is contained in the "Directors and Executive Officers" section below.

        The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company's Directors will be reduced or the persons acting under the proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that for Item 1 stockholders vote "FOR" the election of each of the nominees.

 DIRECTORS AND EXECUTIVE OFFICERS

        After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in "Item One—Election of Directors" above, the Board of Directors of the Company will be, and the executive officers of the Company are:

Name	Age	Title
Richard J. Carty(1)(2)(3)(4)	43	Chairman of the Board
Marvin M. Chronister(1)(3)(4)(5)	61	Director
Kevin A. Neveu(2)(5)	51	Director
Todd A. Overbergen(2)(4)	46	Director
Gregory P. Raih(1)(3)	65	Director
Michael R. Starzer	50	Director, President and Chief Executive Officer
Gary A. Grove(5)	51	Director, Executive Vice President—Engineering and Planning, Interim Chief Operating Officer
James R. Casperson	64	Executive Vice President and Chief Financial Officer
Patrick A. Graham	51	Executive Vice President—Corporate Development
Christopher I. Humber	39	Senior Vice President, General Counsel and Secretary

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Governance Committee.

(4)
Member of the Reserve Committee.

(5)
Member of the Environmental Safety & Regulatory Compliance Committee.

        The Company's Board of Directors currently consists of seven members. Commencing with the Annual Meeting, the Company's certificate of incorporation provides for the division of the Company's Board of Directors into three approximately equal classes. The Board of Directors has established the classes as follows: two directors in each of Class I and Class II and three directors in Class III. The term of office for Class I directors will expire at the Annual Meeting of Stockholders to be held in 2013, the term of office of Class II directors will expire at the Annual Meeting of Stockholders to be held in 2014, and the term of office of Class III directors will expire at the Annual Meeting of Stockholders to be held in 2015. Each director elected at the Annual Meeting will serve for the term described above or until such director's successor is duly elected and qualified. At each succeeding annual meeting, directors elected to succeed those directors whose terms then expire will be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.

        Set forth below is biographical information about each of the Company's Directors, nominees for Director and executive officers.

        Richard J. Carty was elected to our Board of Directors in December 2010. Since 2009, Mr. Carty has been President of West Face Capital (USA) Corp, an affiliate of West Face Capital Inc. ("West Face Capital"), a Toronto-based investment management firm, and has served on the board of directors of portfolio companies on behalf of West Face Capital. Prior to that time, Mr. Carty was a Managing Director of Morgan Stanley Principal Strategies in New York where he led the Special Situations, Strategic Investments, and Global Quantitative Equity investment teams. Mr. Carty was at Morgan Stanley & Co. for 14 years in New York, and prior to that time was a partner at Gordon Capital Corp, a private Toronto-based investment bank for five years. We believe Mr. Carty's extensive asset management, capital markets, investment banking, and private equity experience bring important and valuable skills to our Board of Directors.

        Marvin M. Chronister was elected to our Board of Directors in March 2011. Mr. Chronister has over 30 years of experience in the oil and gas industry. Since 2006, Mr. Chronister has been an independent investor and energy finance and operations consultant for Enfield Companies. Prior to that, he held numerous positions in the oil and gas industry and investment banking. Mr. Chronister also serves on the board of directors of Sonde Resources Corporation. Mr. Chronister holds a Bachelor of Business Administration degree from Stephen F. Austin State University. We believe Mr. Chronister's extensive experience in the oil and gas industry, as well as his financial and accounting experience, brings important and valuable skills to our Board of Directors.

        Kevin A. Neveu was elected to our Board of Directors in March 2011. Mr. Neveu has over 30 years of experience in the oil and gas industry. Currently, Mr. Neveu serves as a director, President and Chief Executive Officer of Precision Drilling Corporation where he has served as a director and CEO since 2007 and was additionally elected President in 2009. Mr. Neveu was previously President of the Rig Solutions Group of National Oilwell Varco, where he was responsible for the company's drilling equipment business. Beginning in 1982, Mr. Neveu held senior management positions with National Oilwell Varco and its predecessor companies in London, Moscow, Houston, Edmonton and Calgary. Mr. Neveu holds a Bachelor of Science degree and is a graduate of the Faculty of Engineering at the University of Alberta. Mr. Neveu is a Professional Engineer, as designated by the Association of Professional Engineers, Geologists and Geophysicists of Alberta and has attended the Advanced Management Program at the Harvard Business School. Mr. Neveu serves on the boards of RigNet Inc., the Heart and Stroke Foundation of Alberta and the International Association of Drilling Contractors. We believe Mr. Neveu's extensive experience in the oil and gas industry as well as his experience on the boards of directors of public energy companies bring substantial leadership and experience to our Board of Directors.

        Todd A. Overbergen served on the board of managers of our predecessor, Bonanza Creek Energy Company, LLC ("BCEC"), from 2008 until 2011 and became a director of the Company upon its inception. Since 2012, Mr. Overbergen has been a founding partner of Stellus Capital Management, an energy focused private equity firm, and head of its Energy Private Equity strategy. Mr. Overbergen joined the D. E. Shaw Group in February 2004 and was Head of Energy and a Director in the Direct Capital Unit of the D. E. Shaw Group until January 2012 when he left to co-found Stellus. From December 2000 to April 2003, Mr. Overbergen was a principal at Duke Capital Partners LLC, a merchant banking subsidiary of Duke Energy Corporation that provided mezzanine, equity, and senior debt capital to the energy industry. From 1998 to December 2000, Mr. Overbergen was a director in Arthur Andersen LLP's Global Corporate Finance group, where he co-led the national business services practice and provided investment banking services on mergers, acquisitions, and private market capital raising of debt and equity. Mr. Overbergen serves on the board of directors of numerous existing D. E. Shaw Group portfolio companies and has served on the board of directors of several previous portfolio companies of the D. E. Shaw Group and Duke Capital Partners LLC. Mr. Overbergen is a member of the Houston Producers Forum and Independent Petroleum Association of America. Mr. Overbergen holds two Bachelor of Business Administration degrees in finance and accounting from Texas A&M University. We believe Mr. Overbergen's extensive financial, accounting, merchant banking and private equity experience, as well as his extensive experience in the energy sector, bring important and valuable skills to our board of directors.

        Gregory P. Raih was elected as a member of our Board of Directors in November 2011. Mr. Raih has nearly 40 years of experience in finance and accounting in the public and private sectors and extensive experience with the oil and gas industry. Since 2010, Mr. Raih has served on the board of directors of General Moly, Inc. (AMEX: GMO), a U.S.-based mineral company engaged in the exploration, development and mining of molybdenum. Mr. Raih served as partner at KPMG LLP from 2002 until his retirement in 2008 and held a variety of roles as partner at Arthur Andersen LLP from 1981 to 2002. He served in the energy practice of both firms as the engagement partner on a number of clients in the oil and gas industry. Mr. Raih is a graduate of the University of Notre Dame. He is also a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. We believe that Mr. Raih's financial and accounting experience, as well as his broad experience with the oil and gas industry, brings important and valuable skills to our Board of Directors.

        Michael R. Starzer is a member of our Board of Directors and is our President and Chief Executive Officer. Mr. Starzer served as a member of the board of managers and President and Chief Executive Officer of our predecessor BCEC since BCEC's formation in 2006. Mr. Starzer has over 28 years of experience in the oil and gas industry. Mr. Starzer has served in numerous positions in the oil and gas industry evaluating and developing oil, gas, electricity and geothermal resources. From 1983 to 1991, Mr. Starzer was employed by Unocal in various engineering and supervisory positions. From 1991 until 1993, Mr. Starzer served with the California State Lands Commission as Statewide Petroleum Reservoir Engineer and worked as a private consultant to the energy industry supervising operations and appraisals of oil, gas and geothermal resources on properties throughout the United States. In 1993, Mr. Starzer returned to Unocal as an Asset Manager assisting them with the sale and management of certain assets. Starting in 1995, Mr. Starzer served as an Officer, Manager and Vice President of Berry Petroleum until co-founding Bonanza Creek Oil Company, LLC ("BCOC"), a predecessor, in 1999. Mr. Starzer holds a degree in Petroleum Engineering from the Colorado School of Mines and a Master of Science degree in Engineering Management from the University of Alaska and is a registered professional engineer in petroleum engineering. We believe Mr. Starzer's extensive experience in the oil and gas industry, his leadership positions at other oil and gas companies and his knowledge regarding our business and operations bring important experience and leadership to our company and our Board of Directors.

        Gary A. Grove is a member of our Board of Directors and is our Executive Vice President—Engineering and Planning and Interim Chief Operating Officer. Mr. Grove joined BCOC in March 2003 and served as a member of the board of managers and as Executive Vice President and Chief Operating Officer of BCEC. Mr. Grove has over 29 years of experience in the oil and gas industry serving in reservoir engineering and management positions with Unocal and Nuevo Energy prior to joining us. Mr. Grove graduated from Marietta College in 1982 with a Bachelor of Science degree in Petroleum Engineering. Mr. Grove is an active member with the Society of Petroleum Engineers and has served in various capacities for student and local chapters since 1979. We believe Mr. Grove's extensive experience in the oil and gas industry and his knowledge regarding our business and operations brings important experience and leadership to our Board of Directors.

        James R. Casperson was appointed Executive Vice President and Chief Financial Officer effective as of October 31, 2011. He previously served on our Board of Directors, Chairman of our Audit Committee and a member of our Reserve Committee beginning in March of 2011. Mr. Casperson has over 30 years of experience in the oil and gas industry and finance and accounting in the public and private sectors. Prior to joining us, Mr. Casperson was a private consultant to the energy industry in finance and accounting matters since 2009. From 2005 until 2008, he was the Chief Financial Officer of Ellora Energy and, from 2000 until 2005, the Chief Financial Officer of Whiting Petroleum Corporation. Before joining Whiting, Mr. Casperson spent 15 years as President of Casperson Incorporated, a private consulting firm specializing in the energy industry. Mr. Casperson holds a BBA in Accounting from Texas Tech University.

        Patrick A. Graham joined BCOC in November 2001, served as a Senior Vice President of BCEC and currently serves as our Executive Vice President—Corporate Development. From 1995 to 2001, Mr. Graham was employed by Berry Petroleum Company where he evaluated acquisition opportunities in California, the Rocky Mountain region and Canada. Mr. Graham gained experience working with major and independent oil companies while employed with Dowell Schlumberger from 1986 to 1995. Mr. Graham received his Bachelors of Science degree in Petroleum Engineering from Texas A&M University and has held various technical positions in Utah, Colorado, New Mexico, California and Alaska.

        Christopher I. Humber has served as Senior Vice President, General Counsel and Secretary of the Company since January 1, 2012. Before joining us, Mr. Humber was a practicing attorney focusing on mergers and acquisitions and corporate finance matters for public and private companies, most recently as a partner with the law firm Kendall, Koenig & Oelsner PC in Denver, Colorado where he served as our outside counsel since 2006. Prior to that, he was an associate with the law firm Hogan & Hartson LLP (now Hogan Lovells) in Denver, Colorado and with the law firm Arnold & Porter LLP in Washington, D.C. and McLean, Virginia. Mr. Humber graduated with high honors from Emory University School of Law and holds a B.A. in Biology from the University of Colorado at Boulder.

MEETINGS AND COMMITTEES OF DIRECTORS

        The Board of Directors of the Company held 10 meetings during 2011, and its non-executive Directors met in executive session two times during 2011. During 2011, each Director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which that Director served, held after such Director's appointment.

        The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Reserve Committee and the Environmental Safety and Regulatory Compliance Committee. Each Committee has adopted a formal charter detailing such Committee's duties, functions and responsibilities. The charters for the Audit Committee, Compensation Committee and the Nominating & Governance Committee are posted on the Company's website, www.bonanzacrk.com, and such charters are drafted in a manner consistent with the regulations of the SEC and standards of the New York Stock Exchange ("NYSE").

  Audit Committee

        The members of our Audit Committee are Messrs. Raih (Chairman), Carty and Chronister, each of whom our Board of Directors has determined to be financially literate. Our Board of Directors has determined that Mr. Raih and Mr. Chronister both qualify as audit committee financial experts and are both independent under the standards of the New York Stock Exchange and SEC regulations. The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board of Directors, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to our independent accountants, the performance of our independent accountants and our accounting and reporting practices and processes. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. The Audit Committee held four meetings during 2011. Additional information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included herein.

  Compensation Committee

        The members of our Compensation Committee are Messrs. Carty (Chairman), Neveu and Overbergen. The Board of Directors has determined that Messrs. Neveu and Overbergen are independent under SEC regulations and the standards of the NYSE. The Compensation Committee establishes salaries, incentives and other forms of compensation for our officers and other employees. The Compensation Committee also administers our incentive compensation and benefit plans. The Board of Directors has delegated to the Compensation Committee all authority of the Board of Directors as may be required or advisable to fulfill the purposes of the Compensation Committee as set forth in the Compensation Committee's charter. The Compensation Committee may form and delegate authority to subcommittees comprised of members of the Compensation Committee. Meetings may, at the discretion of the Compensation Committee, include members of the Company's management, other members of the Board of Directors, consultants or advisors, and such other persons as the Compensation Committee or its Chairman may determine. Additional information regarding the functions performed by the Compensation Committee is set forth in the "Compensation Discussion and Analysis" section included herein. The Compensation Committee held five meetings during 2011.

  Nominating and Corporate Governance Committee

        The members of our Nominating and Governance Committee are Messrs. Carty (Chairman), Raih and Chronister. Our Board of Directors has determined that Messrs. Chronister and Raih are independent under SEC regulations and the standards of the NYSE. The Nominating and Governance Committee identifies, evaluates and recommends qualified nominees to serve on our Board of Directors, develops and oversees our internal corporate governance processes and maintains a management succession plan. Additional information regarding the functions performed by the Nominating and Governance Committee is set forth in the "Stockholder Proposals; Identification of Director Candidates" section included herein. The Nominating and Governance Committee was formed in connection with the initial public offering of our common stock on December 15, 2011 (our "IPO") and did not hold any meetings during 2011.

  Reserve Committee

        The members of the reserve committee are Messrs. Chronister (Chairman), Carty and Overbergen. Our Reserve Committee oversees, reviews, acts on and reports to the Board of Directors on matters regarding our reserve engineering reports and reserve engineers. Our Reserve Committee is responsible for (i) the integrity of our reserve reports, (ii) determinations regarding the qualifications and independence of our independent reserve engineers, (iii) the performance of our independent reserve engineers and (iv) our compliance with certain legal and regulatory requirements. The Reserve Committee met once in 2011.

  Environmental Safety and Regulatory Compliance Committee

        The members of the environmental safety & regulatory compliance ("ES&RC") Committee are Messrs. Chronister (Chairman), Neveu and Grove. Our ES&RC Committee's primary purpose is to assist our Board of Directors in fulfilling our responsibilities to provide global oversight and support of the Company's environmental safety, regulatory and compliance policies, programs and initiatives. In carrying out its responsibilities, the ES&RC Committee reviews the status of our health, safety and environmental performance, including processes monitoring and reporting on compliance with internal policies and goals and applicable laws and regulations. The ES&RC Committee met twice in 2011.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

        This compensation discussion and analysis, or CD&A, provides information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our other three most highly compensated executive officers at the end of the last completed fiscal year, and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and information about its various components.

        Throughout this discussion, the following individuals are referred to as the "named executive officers" and are included in the Summary Compensation Table:

  •
  Michael R. Starzer, President and Chief Executive Officer;

  •
  James R. Casperson, Executive Vice President and Chief Financial Officer;

  •
  Gary A. Grove, Executive Vice President—Engineering and Planning and Interim Chief Operating Officer;

  •
  Patrick A. Graham, Executive Vice President—Corporate Development;

  •
  Steven R. Enger, our former Executive Vice President and Chief Financial Officer;

  •
  Steven B. Wilson, our former Vice President and Chief Accounting Officer; and

  •
  C. Stephen Black, our former Executive Vice President and Chief Operating Officer.

        Although the information presented in this CD&A focuses on our fiscal year 2011, we also describe compensation actions taken before or after fiscal year 2011 to the extent such discussion enhances the understanding of our executive compensation disclosure.

Compensation Program Philosophy and Objectives

        At Bonanza Creek, we view our employees as an investment for the future. We invest in our people for the future opportunity to continue to grow our business and deliver more value to our stockholders. The objective of our compensation program is to attract, retain and motivate the most qualified individuals in the oil and gas industry whom we can identify and recruit. We design our compensation program to reward employees for performance that creates long-term stockholder value by successfully implementing our long-term strategy and achieving our short-term goals. We strive to create a compensation program that encourages long-term value creation by tying individual compensation to the attainment of our annual performance targets while acknowledging and fostering the unique qualifications, skills, experience and responsibilities of each individual.

        Prior to 2011, as a private company, we did not have a compensation committee, compensation consultant or formally set peer group, however, our compensation was set based on our Board of Directors' and management's assessment of a variety of factors. In 2011, in connection with the establishment of our Compensation Committee, the Compensation Committee engaged the services of Longnecker & Associates (the "Compensation Consultant"). The Compensation Committee has the sole authority to retain, amend the engagement with and terminate any compensation consultant to be used to assist in the evaluation of director or executive officer compensation. The Compensation Committee has sole authority to approve the Compensation Consultant's fees and other retention terms and has authority to cause the Company to pay the fees and expenses of the Compensation Consultant. Among the services the Compensation Consultant was asked to perform was providing the Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentive and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. The Compensation Consultant does not provide any other services to the Company or advice on matters unrelated to executive and independent director compensation.

        In 2011, utilizing data obtained from the Compensation Consultant, we established formal compensation standards for our executive officers using compensation levels at or near the market midpoint, or 50th percentile, as a guideline in establishing our compensation levels, although we may deviate from the 50th percentile for individual considerations such as experience, performance, tenure and job responsibilities. The Compensation Consultant determines "market" by the average of (i) compensation data for our peer group and (ii) compensation data from published surveys. Consistent with our philosophy of setting compensation levels at or near the market 50th percentile, we intend to utilize our newly adopted Long-term Incentive Plan, or LTIP, starting in 2012. See "Elements of Compensation and Why We Pay Each Element—Long-term Incentives" below. Under the LTIP, we expect that a significant portion of our named executive officers' overall compensation will be made up of long-term incentives.

Setting Executive Officer Compensation

        The Role of Our Compensation Committee:    Prior to 2011, as a private company, our Board of Directors and management set executive officer compensation taking into account a variety of factors, including industry information and performance, an individual's rank, tenure, experience and job responsibilities and the performance of our Company. Our Board of Directors established the Compensation Committee in March 2011 and authorized the Compensation Committee to review and propose for approval by our Board of Directors the compensation for our executive officers. Our Compensation Committee (i) oversees our compensation programs on behalf of our Board of Directors; (ii) is responsible for proposing programs for approval by our Board of Directors that attract, retain and motivate qualified executive-level talent; and (iii) monitors our compensation programs and strives to ensure that the total compensation paid to the named executive officers is fair, reasonable and competitive with that provided to executive officers serving in similar roles and with similar responsibilities in other U.S. publicly traded energy companies. Our Chief Executive Officer and President makes proposals to our Compensation Committee regarding the compensation of our other executive officers.

        The Role of the Compensation Consultant:    In 2011, the Compensation Consultant was engaged on behalf of the Compensation Committee as our Compensation Committee's independent compensation consultant. Our Compensation Committee felt it was beneficial to have an independent third-party analysis to assist in evaluating and setting executive compensation. Our Compensation Committee chose the Compensation Consultant because our Compensation Committee believes the Compensation Consultant has extensive experience in providing executive compensation advice, including specific experience in the oil and gas industry. The Compensation Consultant provided our Compensation Committee with an analysis of our executive compensation programs, including total direct compensation comprised of base salary, annual incentive and long-term incentive compensation, in order to assess the competitiveness of our programs and to provide conclusions and recommendations. For the fiscal year 2011, our Compensation Committee took into consideration the discussions, guidance and compensation studies produced by the Compensation Consultant to make compensation decisions. The Compensation Consultant does not provide to us any services or advice on matters unrelated to executive and independent director compensation and reports to and takes direction from our Compensation Committee, which has the authority to engage or terminate the Compensation Consultant in its discretion. Our Compensation Committee has determined that the advice provided by the Compensation Consultant relating to executive compensation was free from any relationships that could impair the professional advice or compromise the integrity of the information or data provided to our Compensation Committee.

        Competitive Benchmarking and Peer Group:    Our Compensation Committee considers competitive industry data in making executive pay determinations. Pursuant to our Compensation Committee's decision to maintain a peer group for compensation purposes and in view of evolving industry and competitive conditions, the Compensation Consultant proposed certain peer group companies for our Compensation Committee's review. After discussions with the Compensation Consultant and reviewing the Compensation Consultant's recommendation of a peer group based on companies with annual revenue, assets and net income similar to ours, taking into account geographic footprint and employee count, our Compensation Committee determined that the peer group listed below was the most appropriate for purposes of executive compensation analyses for 2011. The Compensation Consultant compiled compensation data for the peer group from a variety of sources, including proxy statements and other publicly filed documents and also compiled published survey compensation data from multiple sources, including the Economic Research Institute, Mercer and Towers Watson. This compensation data was then used to compare the compensation of our named executive officers to our peer group where the peer group had individuals serving in similar positions and to the market.

  2011 Peer Group:

• Brigham Exploration Company	• Contango Oil & Gas Company
• Endeavour International Corporation	• GeoResources, Inc.
• Gulfport Energy Corporation	• Oasis Petroleum Inc.
• PetroQuest Energy, Inc.	• Ram Energy Resources, Inc.
• Resolute Energy Corporation	• Rex Energy Corporation
• Warren Resources, Inc.

        While the Compensation Consultant makes recommendations to our Compensation Committee on compensation, our Compensation Committee and Board of Directors have full discretion to act and implement compensation decisions independent of the Compensation Consultant's recommendations.

Elements of Our Compensation and Why We Pay Each Element

        Our Compensation Committee, assisted by the Compensation Consultant, has developed and continues to develop compensation programs that provide our named executive officers with an overall compensation package suitable to executives of a similarly situated publicly traded company, subject to approval by our Board of Directors. With respect to our named executive officers, our Compensation Committee designs these programs to consist of five elements: base salary, annual performance-based cash incentive compensation, equity-based compensation, severance and change-in-control benefits and other employee benefits.

        Base Salary.    Base salary is the fixed annual compensation we pay to each of our named executive officers for carrying out their specific job responsibilities. Base salaries are a major component of the total annual cash compensation paid to our named executive officers and are an important element in the recruitment and retention of all of our employees including our named executive officers. Base salaries are determined after taking into account many factors, including the following:

  •
  the responsibilities of the officer, the level of experience and expertise required for the position and the strategic impact of the position;

  •
  the need to recognize each officer's unique value and demonstrated individual contribution, as well as future contributions;

  •
  provide executives with sufficient, regularly-paid income; and

  •
  salaries paid for comparable positions in similarly-situated companies.

        In 2011, the Compensation Consultant provided our Compensation Committee with an analysis of the base salaries paid to our executive officers in 2010 in comparison to comparable market salaries. Based on the Compensation Consultant's analysis, our Compensation Committee concluded that the base salaries of certain of our named executive officers were at or near the market 25th percentile, which is below the market benchmark that our Compensation Committee has determined to be the level necessary to remain competitive with other companies in our peer group. Accordingly, in 2011, our Compensation Committee recommended, and our Board of Directors approved, an increase in the base salaries of certain of our named executive officers. Effective as of June 1, 2011, (i) Mr. Starzer's base salary was increased to $326,000 from $275,000, (ii) Mr. Grove's base salary was increased to $240,000 from $225,000 and (iii) Mr. Graham's base salary was increased from $180,000 to $215,000.

        In 2012, following our IPO, our Compensation Committee revisited the base salaries of Messrs. Starzer and Graham who were between the 25th and 50th percentiles of the 2011 survey performed by the Compensation Consultant. Effective March 6, 2012, Mr. Starzer's salary was increased to $350,000 and Mr. Graham's to $237,800.

        Annual Performance-Based Cash Incentive Awards.    All of our employees, including our named executive officers, are eligible to receive performance-based cash bonuses. Prior to our IPO, our bonuses were discretionary and management utilized the aggregate bonus levels paid out by our peers relative to the EBITDAX levels generated each year by those peers as a comparative tool to recommend aggregate bonus levels to our Board of Directors for approval. In lieu of an annual 2010 bonus, in early 2011, we paid a $500,000 aggregate bonus to all of our employees including eligible executive officers, in connection with a corporate restructuring of our Company and acquisition of Holmes Eastern Company, LLC. Bonus amounts for this transaction bonus were determined based on each employee's contribution, as determined by management and our Board of Directors, to the corporate restructuring and acquisition and as a percentage of their 2010 salary. With respect to this $500,000 transaction bonus, Mr. Starzer received $58,000, Mr. Black received $56,000, Mr. Grove received $58,000, Mr. Graham received $38,000 and Mr. Wilson received $20,000.

        Our Compensation Committee is currently designing, and we expect will propose for approval by our Board of Directors, an annual performance-based cash incentive, or bonus plan, for fiscal 2012. We expect that the plan proposed by the Compensation Committee will provide for variable cash compensation earned when established performance objectives are achieved. Such a plan will likely be designed to reward plan participants, including the named executive officers, who have achieved certain corporate and individual performance objectives. Performance criteria may include operational, financial and other performance measures, such as production, capital spending, and individual job-related targets as determined, in the case of our executive officers, at the discretion of our Compensation Committee and our Board of Directors.

        This cash bonus plan will be included as part of our compensation program because we believe this element of compensation will help us to:

  •
  attract and retain executive talent;

  •
  motivate management to achieve key short-term corporate goals; and

  •
  align executives' interests with stockholders' interests.

  Long-Term Equity-Based Incentives.

        Employee Shares.    In connection with the dissolution of our predecessor, BCEC, certain shares of our former Class A Common Stock held by BCEC were transferred to Bonanza Creek Employee Holdings, LLC ("BCEH"), an entity managed by Mr. Starzer and Mr. Grove. These shares, which we refer to as the "Employee Shares", were intended to be granted to employees but were held by BCEH in order to defer any tax liability resulting from their issuance to employees until a liquid market in our shares of common stock existed. Messrs. Black and Wilson were issued Employee Shares in connection with their resignations and, prior to the closing of the IPO, the remaining shares were issued to certain employees of the Company. Immediately prior to the closing of the IPO, all Employee Shares were converted from Class A Common Stock to common stock of the Company.

        Class B Common Stock.    In 2010, we adopted a Management Incentive Plan, which we refer to as the MIP. Under the MIP, 10,000 shares of our former Class B Common Stock were reserved for issuance in connection with restricted stock awards to our management and employees. On December 23, 2010, restricted shares of our former Class B Common Stock were granted to Messrs. Starzer, Graham and Grove. Mr. Casperson received a grant of our former Class B Common Stock in connection with the commencement of his employment. Grants of our former Class B Common Stock to Messrs. Black and Enger were forfeited upon their respective separation from the Company. As a result of our IPO, Class B Common Stock converted into our former Class A Common Stock and was exchanged for our common stock. These shares are subject to a three-year vesting period commencing upon the closing of our IPO, whereby such shares vests in one-third increments annually, provided that such individual remains employed by the Company. We feel that the vesting provisions are sufficient to encourage our senior management to produce long-term stockholder value. The MIP was terminated in connection with our IPO such that no further grants will be made under the MIP.

        Long Term Incentive Plan.    Our Board of Directors and stockholders have approved a Long Term Incentive Plan, or LTIP. The LTIP is intended to replace the MIP for future grants of equity incentives. The purpose of our LTIP is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors and consultants, and to promote the success and growth of our business. The LTIP provides for grants of (i) incentive stock options qualified as such under U.S. federal income tax laws, (ii) stock options that do not qualify as incentive stock options, (iii) stock appreciation rights ("SARs"), (iv) restricted stock awards, (v) restricted stock units, (vi) unrestricted stock awards, (vii) dividend equivalent rights, (h) performance awards and (i) annual incentive awards.

        Our Compensation Committee believes long-term incentive-based equity compensation is an important component of our overall compensation program because it:

  •
  rewards the achievement of our long-term goals;

  •
  aligns our executives' interests with the long-term interests of our stockholders;

  •
  encourages executive retention; and

  •
  conserves our cash resources.

        In determining awards made under our LTIP, our Compensation Committee reviews the CEO's recommendations for executive officers other than our CEO and, with respect to the CEO, the Compensation Committee's own determination, compared against the Compensation Consultant's market analysis to determine the appropriate amount of equity to grant to such executive officers based on market data while also taking into consideration the Company's performance and individual performance and retention concerns. Participation in our LTIP is subject to certain restrictions. Our compensation philosophy is to use the market 50th percentile as a guideline in terms of setting long-term incentive compensation, subject to appropriate adjustment for retention and performance factors, in order to attract, motivate and retain high caliber executive talent, while aligning executives' interests with those of our stockholders.

        Our LTIP is administered by our Compensation Committee, subject to the ultimate authority of our Board of Directors, which has full power and authority to take all actions and to make all determinations required or provided for under the LTIP, including designation of grantees, determination of types of awards, determination of the number of shares of common stock subject an award and establishment of the terms and conditions of awards. Our Board of Directors may amend, modify or supplement any award, provided that the grantee of such award must consent to any such amendment, modification or supplement that impairs the grantee's rights under the award. Awards under our LTIP may be made to (i) any employees, officers, directors or certain consultants of us or our affiliates, as our Board of Directors or Compensation Committee may designate; (ii) any director who is not an officer or employee of the Company; and (iii) any other individual whose participation in our LTIP is determined by our Board of Directors or Compensation Committee to be in our best interests. An eligible person may receive more than one award.

        2,500,000 shares of our common stock are available for issuance under our LTIP. The number of shares issued or reserved pursuant to our LTIP is subject to adjustment as a result of certain mergers, exchanges or other changes in our common stock. For so long as we are a reporting company and after the reliance period under Section 162(m) of the Code has expired, we may award per calendar year up to (i) 250,000 shares of common stock subject to stock options or SARs and (ii) 250,000 shares of common stock other than pursuant to stock options or SARs to any single grantee. We may award to any single grantee up to $2.5 million per calendar year as an annual incentive award and up to $2.5 million per performance period as a performance award or other cash award.

        Other Employee Benefits:    We expect that the named executive officers will continue to be eligible for the same health, welfare and other employee benefits available to our employees generally, including medical and dental insurance, short and long-term disability benefits and a 401(k) plan that includes Company matching of an employee's contributions of up to 6% of each employee's cash earnings.

Employment Agreement and Severance and Change in Control Agreements

        In 2010, we amended and restated the employment agreements with Messrs. Starzer, Grove, Graham and Black to provide for participation in the MIP. Mr. Casperson and Mr. Enger entered into a similar employment agreement in connection with their respective employment. Upon termination of employment by us without cause, by the named executive officer for good reason, due to permanent disability of the named executive officer or upon resignation in connection with a change in control of our company, such officer is entitled to (i) an immediate cash payment equal to 12 months base salary; (ii) a cash payment made within 70 days of termination, equal to 12 months base salary plus 200% of the two-year average annual bonuses paid to such officer; and (iii) for 18 months following termination, monthly reimbursement of the difference between such officer's COBRA premiums and the amount our active senior executive employees pay for the same or similar coverage under our group health plan. Such named executive officers are entitled to receive these severance benefits only upon executing a general release. These employment agreements include 2 year post-termination non-competition and non-solicitation clauses. Mr. Wilson's employment agreement provided for base salary, participation in our benefit plans, paid vacation and reimbursement of reasonable business expenses as well as 12 months base salary in a lump sum as severance in the event of a termination of his employment by us without cause, by him for good reason, due to permanent disability or upon resignation in connection with a change of control of our company.

        We believe that the employment agreements we have with our named executive officers are appropriate because we believe that the interests of our stockholders are best served if we provide separation benefits to eliminate, or at least reduce, the reluctance of executive officers and other key employees to pursue potential corporate transactions that may be in the best interests of our stockholders, but that may have resulting adverse consequences to the employment situations of our executive officers and other key employees. Further, these agreements ensure an understanding of what benefits are to be paid in the event of termination of employment in certain specified circumstances, including in connection with a change in control.

Stock Ownership Guidelines

        Stock ownership guidelines have not been implemented for our named executive officers or directors. We will continue to periodically review best practices and reevaluate our position with respect to stock ownership guidelines in the future.

Accounting and Tax Considerations

  Section 162(m) of the Code

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. Certain exceptions to the deductibility limitation apply for a limited period of time in the case of companies that become publicly-traded through an initial public offering, assuming certain conditions are satisfied. We expect that compensation payable with respect to awards granted under the LTIP during this limited period will fit within that exception. With respect to our other compensation arrangements, to the extent such arrangements are not eligible to the foregoing exception, we reserve the right to use our judgment to authorize compensation payments that do not comply with the performance-based compensation exemption in Section 162(m) of the Code when we believe that such payments are appropriate and in the best interest of our stockholders, after taking into consideration changing business conditions or the executive's individual performance and/or changes in specific job duties and responsibilities. During 2011, none of our executive officers received salary, bonus, vesting of restricted stock or other compensation that, in the aggregate, exceeded the tax deductible limitations under Section 162(m).

  Section 409A of the Code

        Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

  Section 280G of the Code

        Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive's prior compensation. In approving the compensation arrangements for our named executive officers in the future, our Compensation Committee will consider all elements of the cost to the company of providing such compensation, including the potential impact of Section 280G of the Code. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

        Our arrangements with our executive officers do not provide a "gross-up" or other reimbursement payment for any tax liability that such officer might owe as a result of the application of Sections 280G, 4999, or 409A of the Code and we have not agreed and are not otherwise obligated to provide any named executive officers with such a "gross-up" or other reimbursement. Our arrangements generally provide that if any payments constitute "parachute payments" (as defined under Section 280G of the Code), then such payment may be reduced so that such payment is less than the limitation under Section 280G or paid in full, whichever produces the better after tax result for the executive officer.

  Accounting Standards

        Financial Accounting Standards Board (FASB) Accounting Standards Codification, Topic 718, "Compensation—Stock Compensation" (ASC Topic 718) requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock and other equity-based awards are accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

        The following table shows information concerning the annual compensation for services provided to us by our named executive officers during the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)		All Other Compensation(3)		Total
Michael R. Starzer	2011	$304,429		$58,000	—		$12,910		$375,339
President and Chief Executive	2010	$275,018		$4,000	$4,000		$9,923		$292,941
Officer	2009	$271,654		$6,875	—		$11,306		$289,835
James R. Casperson	2011	$40,000	(4)	—	$446,573	(5)	$1,211		$487,784
Executive Vice President and Chief Financial Officer
Gary A. Grove	2011	$234,237		$61,000	—		$13,911		$309,148
Executive Vice President—	2010	$225,014		$15,192	$3,200		$14,197		$257,603
Engineering and Planning and Interim Chief Operating Officer	2009	$222,262		$15,000	—		$13,155		$250,417
Patrick A. Graham	2011	$201,540		$38,000	$692,189	(6)	$14,446		$946,175
Executive Vice President—	2010	$180,003		$9,040	$2,400		$11,399		$202,842
Corporate Development	2009	$177,805		$21,950	—		$12,032		$211,787
Steven R. Enger	2011	$121,000	(7)	—	$3,120		$5,518		$129,638
Former Executive Vice President and Chief Financial Officer
Steven B. Wilson	2011	$168,188	(8)	$23,000	$156,672	(6)	$221,503	(9)	$569,363
Former Vice President and Chief	2010	$196,543		$13,857	—		$12,181		$222,581
Accounting Officer	2009	$92,233	(8)	$4,600	—		$3,423		$100,256
C. Stephen Black	2011	$128,398	(10)	$56,000	$626,654	(6)	$22,221	(11)	$833,273
Former Executive Vice President	2010	$261,538		$6,000	$2,400		$13,401		$283,339
and Chief Operating Officer	2009	$213,768		$7,031	—		$11,126		$231,925

(1)
Values represent amounts received pursuant to discretionary bonuses. See "Annual Performance-Based Cash Incentive Compensation" above.

(2)
Amounts reflect the full grant-date fair value of restricted stock awards of our former Class B Common Stock granted during 2010, and, with respect to Mr. Enger, 2011, computed in accordance with ASC Topic 718, except as otherwise noted. Messrs. Black and Enger forfeited all such former Class B Common Stock upon separation.

(3)
2011 values represent each executive's life and accidental death and dismemberment insurance premiums ($73.85 for full year 2011) and 401(k) matching contributions paid by us, unless otherwise noted.

(4)
Mr. Casperson was appointed as our Chief Financial Officer effective as of October 31, 2011. Full year salary would have been $260,000.

(5)
Amount reflects the full grant-date fair value of restricted stock awards of 600 shares of our former Class B Common Stock which converted into 26,269 shares of common stock upon our initial public offering, based on $17.00 per share, the amount paid by investors in our IPO.

(6)
Amounts represent Employee Shares, i.e. former Class A Common Stock of the Company received by BCEC in connection with our 2010 corporate restructuring and distributed to such named executive officer pursuant to BCEC's management incentive plan. These shares vested, with respect to Messrs. Black and Wilson, or were granted, with respect to Mr. Graham, upon our IPO and the value shown is based on $17.00 per share, the amount paid by investors in our IPO.

(7)
Mr. Enger joined our company as our Chief Financial Officer on June 13, 2011 and resigned effective as of October 31, 2011 to pursue other opportunities. Full year salary would have been $260,000. Prior to his employment with the Company, Mr. Enger served as a consultant to us for which he was paid $25,000 in 2011.

(8)
Mr. Wilson resigned to pursue other opportunities effective as of September 2, 2011; full year salary for 2011 would have been $210,000. Mr. Wilson joined us in June 2009; full year salary for 2009 would have been $175,000.

(9)
Value includes $210,000 paid to Mr. Wilson as severance upon termination of his employment.

(10)
Mr. Black resigned on May 20, 2011 to spend more time with his family; full year salary for 2011 would have been $262,500.

(11)
Value also includes property valued at $12,500 transferred to Mr. Black as severance upon termination of his employment.

        Mr. Casperson was appointed Executive Vice President and Chief Financial Officer effective as of October 31, 2011. Prior to joining us as Chief Financial Officer, Mr. Casperson was a member of our Board of Directors for which he was paid $86,593 in the aggregate for board and committee retainers and meeting fees for 2011 and will receive a grant of shares of our common stock in the second quarter of 2012 with a value of approximately $46,667 for his 2011 service. See "Director Compensation" below.

        Our Board of Directors appointed Mr. Grove to serve as interim Chief Operating Officer upon Mr. Black's departure and has authorized a search to identify qualified candidates to serve as our Chief Operating Officer. We expect that our Board of Directors will thoroughly assess all viable candidates and will appoint a permanent Chief Operating Officer as soon as practicable.

Grants of Plan-Based Awards

        The following table provides information concerning each grant of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2011.

Name	Grant Date	All other stock awards; Number of shares of stock units	Grant date fair value of stock awards
Stephen Black(1)	5/20/2011	36,862	$626,654
Steven B. Wilson(2)	10/19/2011	9,216	$156,672
James R. Casperson(3)	12/15/2011	600	$446,573
Patrick A. Graham(4)	12/15/2011	40,717	$692,189

(1)
The grant to Mr. Black consisted of 36,862 Employee Shares. These Employee Shares vested upon our IPO. The grant date fair value represents $17.00 per share, the amount paid by investors in our IPO. After withholding a portion of these shares for taxes, Mr. Black ultimately received 23,011 shares of our common stock with a fair market value of $391,187 based on our IPO price of $17.00 per share.

(2)
The grant to Mr. Wilson consisted of 9,216 Employee Shares. These Employee Shares vested upon our IPO. The grant date fair value represents $17.00 per share, the amount paid by investors in our IPO. After withholding a portion of these shares for taxes,

  Mr. Wilson ultimately received 5,505 shares of our common stock with a fair market value of $93,585 based on our IPO price of $17.00 per share.

(3)
The grant to Mr. Casperson consisted of restricted shares of our former Class B Common Stock that, contemporaneously with our IPO, converted into restricted shares of our former Class A Common Stock and then exchanged for 26,269 shares of our common stock. These restricted shares of our common stock are subject to a three-year vesting period vesting in one-third increments annually commencing on the consummation of our IPO.

(4)
The grant to Mr. Graham consisted of 40,717 Employee Shares granted in connection with our IPO. The grant date fair value represents $17.00 per share, the amount paid by investors in our IPO. After withholding a portion of these shares for taxes, Mr. Graham ultimately received 28,062 shares of our common stock with a fair market value of $477,054 based on our IPO price of $17.00 per share.

Narrative Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table was paid or awarded, are described in detail above in the CD&A.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information with respect to the outstanding stock awards held by the named executive officers at the end of fiscal year 2011.

Name	Number of shares of stock that have not vested	Market Value of shares of stock that have not vested(1)
Michael R. Starzer	109,458	$1,368,225
James R. Casperson	26,269	$328,363
Gary A. Grove	87,566	$1,094,575
Patrick A. Graham	65,674	$820,925

(1)
Amounts reflect the market value of unvested shares of our common stock based on $12.50 per share, the closing price of our common stock as of December 30, 2011, the last trading day of fiscal 2011, as quoted by the New York Stock Exchange.

Options Exercised and Stock Vested

        We did not grant any stock options during fiscal 2011 or prior years. The following table sets forth shares of our common stock held by our named executive officers which vested during fiscal 2011. These shares represent Employee Shares granted unvested to the individuals named in connection with their separation from the Company that fully vested upon our IPO.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
C. Stephen Black	36,862	$626,654
Steven B. Wilson	9,216	$156,672

Potential Payments Upon Termination and Change in Control

        The table below discloses a hypothetical amount of compensation and/or benefits due to the named executive officers in the event of their termination of employment and/or in the event we undergo a change in control. The amounts disclosed assume such termination and/or such change of control was effective as of December 31, 2011. The amounts below constitute estimates of the amounts that would be paid to the named executive officers upon termination of their employment and/or upon a change in control. The actual amounts to be paid are dependent on various factors, which may or may not exist at the time a named executive officer is actually terminated and/or a change in control actually occurs. Therefore, such amounts and disclosures should be considered "forward looking statements."

		Reason for Termination
Name	Payment Type	For Cause, Resignation Without Good Reason or Death	Without Cause, Resignation for Good Reason or Expiration of Agreement or Disability	Change in Control(1)
Michael R. Starzer	Cash Severance	—	$652,000	$652,000
	Bonus Payment	—	$62,000	$62,000
	Stock Award(2)		—	—
	Health Payment	—	$9,469	$9,469

Total		—	$723,469	$723,469

James R. Casperson	Cash Severance	—	$520,000	$520,000
	Bonus Payment	—	—	—
	Stock Award(2)	—	—	—
	Health Payment	—	$24,551	$24,551

Total		—	$544,551	$544,551

Gary A. Grove	Cash Severance	—	$480,000	$480,000
	Bonus Payment	—	$76,192	$76,192
	Stock Award(2)	—	—	—
	Health Payment	—	$9,469	$9,469

Total		—	$565,661	$565,661

Patrick A. Graham	Cash Severance	—	$430,000	$430,000
	Bonus Payment	—	$47,040	$47,040
	Stock Award(2)		—	—
	Health Payment	—	$9,469	$9,469

Total		—	$486,509	$486,509

(1)
Change of control payments are contingent upon resignation, with or without Good Reason, within 30 days following the six-month anniversary of the effective date of the change in control.

(2)
Upon termination without cause, resignation for good reason, death or permanent disability, one-third of the unvested shares of the Company's common stock that were originally Class B Common Stock are forfeited with the remaining two-thirds (i) being retained subject to the vesting schedule in place as if no termination had occurred or (ii) becoming vested upon a unanimous determination of certain of the remaining members of senior management ("Senior Management"). Upon termination for cause or resignation without good reason, all of the unvested shares of Class B Common Stock are forfeited unless Senior Management unanimously determines to allow two-thirds of such shares (x) to be retained subject to the vesting schedule in place as if no termination had occurred or (y) to fully vest.

          Upon their respective resignations, (i) Mr. Black received property with a fair market value of $12,500 and 36,862 Employee Shares as severance in exchange for a full release of the Company, (ii) Mr. Wilson received (a) severance compensation of $210,000, or 100% of his 2011 salary in effect at the time of his resignation, and (b) 9,216 Employee Shares in exchange for a full release of the Company and (iii) Mr. Enger received no severance.

  Pension Benefits

          Other than our 401(k) Plan, we do not have any plan that provides for retirement benefits.

  Non-Qualified Deferred Compensation

          We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

  Director Compensation

          Our Board of Directors believes that attracting and retaining qualified non-executive directors will be critical to the ongoing operation of our company. Accordingly, in 2011, our Board of Directors adopted, and our stockholders subsequently approved, a director compensation plan based on the Compensation Consultant's recommendation and report of the companies in our peer group and utilizing the 50th percentile of such peer group as a guideline.

          Our non-executive director compensation plan includes (i) an annual cash retainer of $50,000; (ii) an annual grant of restricted shares of our common stock with a fair market value of $80,000, subject to one year cliff vesting; (iii) $2,000 for each board of directors meeting attended and $1,000 for each committee meeting attended; (iv) an additional annual cash retainer for service as the chairman of each of the audit ($15,000), compensation ($10,000), nominating and governance ($5,000), environmental safety and regulatory compliance ($5,000) and reserve ($5,000) committees (provided that, in the event one director serves as the chairman of more than one committee, such director will only receive the highest such retainer); and (v) reimbursement for expenses incurred in connection with service as a director. Stock grants under this compensation plan will be made under our LTIP. Stock grants for 2011 will be made in the second quarter of 2012 and granted fully vested.

          The following table provides information concerning the compensation of our non-executive directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
James R. Casperson	$86,583	$46,667	$133,250
Marvin M. Chronister	$97,083	$60,000	$157,083
Kevin A. Neveu	$78,167	$60,000	$138,167
Gregory P. Raih	$17,833	$13,333	$31,166

(1)
Reflects the value of stock awards for 2011 service to be granted in the second quarter of 2012. Mr. Casperson will receive shares with a value of 7/12 of a full year amount for his service from April 1, 2011 until October 31, 2011. Mr. Chronister and Mr. Neveu will each receive shares with a value of 9/12 of a full year amount for their service from

  April 1, 2011 until December 31, 2011. Mr. Raih will receive shares with a value of 2/12 of a full year amount for his service from November 1, 2011 until December 31, 2011.

          Directors who are also members of our executive management do not receive any additional compensation for their service on our Board of Directors. Mr. Carty, who is affiliated with West Face Capital, and Mr. Overbergen, who is affiliated with D.E. Shaw & Company, a significant stockholder, elected not to take any compensation for their service on our Board of Directors for fiscal 2011.

  Executive Compensation Risk

          We have determined that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We do not believe that our current or proposed compensation policies and practices encourage excessive or unnecessary risk-taking.

  Indemnification

          Our certificate of incorporation and bylaws provide indemnification rights to our directors and officers and permits us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. Additionally, we have entered into separate indemnity agreements with our directors and officers to provide additional indemnification benefits, including the right to receive in advance reimbursements for expenses incurred in connection with a defense for which the director or officer is entitled to indemnification. We believe that the limitation of liability provision in our certificate of incorporation, bylaws and the indemnity agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

          The following table represents the securities authorized for issuance under our equity compensation plans as of December 31, 2011.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	2,500,000
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	2,500,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Messrs. Carty (Chairman), Neveu and Overbergen were members of the Compensation Committee during 2011. No member of our Compensation Committee has been at any time an employee of ours. During the past fiscal year, none of our executive officers serve or has served on the Board of Directors or Compensation Committee of a company that has one or more executive officers who serve on our Board of Directors or Compensation Committee. No member of our Board of Directors is an executive officer of a company in which one or more of our executive officers serves as a member of the Board of Directors or Compensation Committee of that company.

 COMPENSATION COMMITTEE REPORT

          The information contained in this Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information.

          The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

  Compensation Committee of
  The Board of Directors

  Richard J. Carty, Chairman
  Kevin A. Neveu, Member
  Todd A. Overbergen, Member

AUDIT COMMITTEE REPORT

          The information contained in this Audit Committee Report and references in this proxy statement to the independence of the Audit Committee members shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates such information by reference in such filing.

          The Board of Directors has determined that: (i) Mr. Raih and Mr. Chronister are independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and (ii) all current Audit Committee members are financially literate. In addition, Mr. Raih and Mr. Chronister qualify as audit committee financial experts under the applicable rules promulgated pursuant to the Exchange Act. Mr. Carty is serving on the Audit Committee pursuant to the transition rules of the NYSE and pursuant to the exemption provided by Rule 10A-3(b)(1)(iv)(a)(2) of the Exchange Act, which permits a minority of the members of a listed issuer's audit committee to be exempt from the independent requirements for one year from the date of effectiveness of the registration statement filed in connection with the listed issuer's initial public offering. Mr. Carty's service on the Audit Committee does not materially adversely affect the ability of the Audit Committee to act independently or satisfy the other applicable requirements as the Audit Committee includes two independent directors, and, as a result, the Committee cannot act without a majority of the independent members of the Audit Committee approving such action.

          During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, the Audit Committee:

  •
  reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2011 with management and with the independent registered public accountants;

  •
  considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management and with the independent registered public accountants;

  •
  reviewed and discussed with the independent registered public accountants (i) their judgments as to the quality of the Company's accounting policies, (ii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (iii) the matters required to be discussed by Statement on Auditing Standard ("SAS") No. 61 (Codification of Statements on Auditing Standards, AU § 380), Communication with Audit Committees, as amended;

  •
  discussed with management and with the independent registered public accountants the process by which the Company's chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

  •
  pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act (details regarding the fees paid to Hein & Associates, LLP's in fiscal 2011 for audit services, tax services and all other services, are set forth at "Audit and Other Fees" below); and

  •
  based on the reviews and discussions referred to above, recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

        As recommended by the NYSE's corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of Hein & Associates, LLP warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.

        Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company. Therefore, the Committee has relied, without independent verification, on management's representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's consolidated financial statements.

        The Committee meets regularly with management and the independent auditors, including private discussions with the independent registered public accountants, and receives the communications described above. The Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's consolidated financial statements has been carried out in accordance with generally accepted auditing standards.

        Based on the review and discussion referred to above, and in reliance on the information, opinions, reports or statement presented to us by the Company's management and Hein & Associates, LLP, we recommended to the board of Directors that the December 31, 2011 audited consolidated financial statements be include the Company's Annual Report on Form 10-K.

Audit Committee of
The Board of Directors

Gregory P. Raih, Chairman
Richard J. Carty, Member
Marvin Chronister, Member

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company's Corporate Governance Guidelines cover the following principal subjects:

  •
  Qualifications and Responsibilities of Directors;

  •
  Committees of the Board of Directors;

  •
  Director Access to Management and Independent Advisors;

  •
  Director Compensation;

  •
  Director Orientation and Continuing Education;

  •
  Chief Executive Officer Evaluation and Management Succession;

  •
  Annual Performance Evaluations;

  •
  The Company's Code of Ethics (a copy of the current "Code of Business Conduct and Ethics" is posted on the Company's website at www.bonanzacrk.com);

  •
  Term Limits for Directors; and

  •
  Changed Circumstances.

        The "Corporate Governance Guidelines" are posted on the Company's website at www.bonanzacrk.com. The Corporate Governance Guidelines are reviewed periodically and as necessary by the Company's Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

        The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

        The Board of Directors has appointed Mr. Carty as the Chairman of the Board and as such he presides over Board meetings and any executive session of the non-management directors. In 2012, we expect that an executive session will be held after every regularly scheduled Board meeting.

        The Company's President and Chief Executive Officer is responsible for setting the Company's strategic direction and for the day-to-day leadership performance of the Company. The Company's Chairman provides input to the CEO and is responsible for presiding over the meetings of the Board of Directors and executive sessions of the non-management directors. The Company believes that separating the roles of Chairman and CEO is the most appropriate leadership structure for the Company at this time, based on the current circumstances and direction of the Company and the membership of the Board of Directors. This leadership structure permits the CEO to focus his attention on managing our business and allows the Chairman to function as an important liaison between management and the Board of Directors, enhancing the ability of the Board of Directors to provide oversight of the Company's management and affairs.

Communications with the Board of Directors

        Stockholders or other interested parties can contact any director (including Mr. Carty, the Chairman of the Board), any committee of the Board of Directors, or our non-management Directors as a group, by writing to them at 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board of Directors.

Director Independence

        The Company's standards for determining director independence require the assessment of Directors' independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

        The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company's guidelines and the independence standards of the NYSE. The Board of Directors has affirmatively determined that Messrs. Chronister, Neveu, Overbergen and Raih are independent based on such standards. Thus, our Board of Directors is currently comprised of a majority of independent directors.

        In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that Messrs. Raih and Chronister meet the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director. The Board of Directors determined that Mr. Carty did not meet the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. However, under the applicable NYSE and SEC phase-in requirements, Mr. Carty is permitted to serve as a member of the Audit Committee for a period of up to one year following the completion of our IPO. Therefore, by December 15, 2012, Mr. Carty will be replaced on the Audit Committee with a director who meets the independence standards of the NYSE and SEC.

Financial Literacy of Audit Committee and Designation of Financial Experts

        The Board of Directors evaluated the members of the Audit Committee for financial literacy and the attributes of a financial expert. The Board of Directors determined that each of the Audit Committee members is financially literate and that Messrs. Raih and Chronister are audit committee financial experts under the standards of the NYSE and SEC regulations.

Oversight of Risk Management

        Except as discussed below, the Board of Directors as a whole oversees the Company's assessment of major risks and the measures taken to manage such risks. For example:

  •
  the Board of Directors provides governance and oversight for the financial and commodity risks assumed by the Company and is ultimately responsible for overseeing the Company's commodity risk management activities, and for ensuring that the necessary policies, procedures, and systems are in place to manage the market risks associated with these activities;

  •
  the Board of Directors reviews the Company's commodity price risk and hedging strategy with executive management at least quarterly and provides oversight of the Company's hedging policy; and

  •
  the Board of Directors reviews management's capital spending plans, approves the Company's capital budget and requires that management present for Board review significant departures from those plans.

        The Company's Audit Committee is responsible for overseeing the Company's assessment and management of financial reporting and internal control risks, as well as other financial risks, such as the credit risks associated with counterparty exposure. Management and the Company's independent registered public accountants report regularly to the Audit Committee on those subjects.

Attendance at Annual Meetings

        The Board of Directors encourages all Directors to attend the annual meetings of stockholders, if practicable. We anticipate that all of our Directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2012 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of common stock, (ii) each named executive officer of the Company, (iii) each director of the Company and (iv) all Directors and named executive officers as a group.

        Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse.

        The address for Project Black Bear LP is 2 Bloor Street East, Suite 810, Toronto, Ontario M4W 1A8 Canada. The address for Her Majesty the Queen in Right of Alberta, a client advised by Alberta Investment Management Corporation, is c/o AIMCo, 1100-10830 Jasper Avenue, Edmonton, Alberta T5J 2B3. The address for D. E. Shaw Synoptic Portfolios 5, L.L.C. is 1166 Avenue of the

Americas, Fifth Floor, New York, New York, 10036. The address for our directors and executive officers is 410 17th Street, Suite 1400, Denver, Colorado, 80202.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class(1)
Significant Stockholders
Project Black Bear LP(2)	21,166,134	53.62%
Her Majesty the Queen in Right of Alberta as represented by Alberta Investment Management Corporation(3)	7,587,859	19.22%
West Face Capital Inc.(2)	21,166,134	53.62%
D.E. Shaw Synoptic Portfolios 5, L.L.C.(4)	3,763,908	9.53%
BCEC Investment Trust(5)	1,811,903	4.59%
Directors and Named Executive Officers
Michael R. Starzer(6)	2,336,570	5.92%
Gary A. Grove	225,519	*
Patrick A. Graham	95,236	*
James R. Casperson	28,769	*
Richard J. Carty	—	—
Todd A. Overbergen	—	—
Marvin Chronister	—	—
Kevin A. Neveu	—	—
Gregory P. Raih	5,000	*
All directors and named executive officers as a group (9 persons)	2,691,094	6.82%

*
Less than 1%.

(1)
Based on 39,477,584 shares of common stock issued and outstanding as of March 31, 2012.

(2)
According to a Schedule 13G filed with the SEC on February 14, 2012 on behalf of West Face Capital and Gregory A. Boland, West Face Capital and Mr. Boland each has shared voting power over these shares, shared dispositive power over 13,578,275 of these shares and no dispositive power over the remaining shares. These shares are held by Project Black Bear LP, a Delaware limited partnership ("PBBLP"), and Her Majesty the Queen in Right of Alberta ("Her Majesty"), in her own capacity and as trustee/nominee for certain Alberta pension clients, for which Alberta Investment Management Corporation, a Canadian corporation ("AIMCo"), serves as investment manager. West Face Capital serves as investment manager to PBBLP. West Face Capital may exercise shared voting power over the shares held by Her Majesty pursuant to an investment management agreement between West Face Capital and AIMCo, on behalf of its clients. Mr. Boland is President and Chief Executive Officer of West Face Capital. In such capacities, West Face Capital and Mr. Boland may be deemed to have voting and dispositive power over the shares held by PBBLP, and may be deemed to have voting power over the shares held by Her Majesty.

(3)
According to a Schedule 13G filed with the SEC on February 14, 2012 on behalf of Her Majesty as represented by AIMCo, Her Majesty has no power to vote and has sole dispositive power over these shares. Her Majesty holds such shares in her own capacity and as trustee/nominee for certain Alberta pension clients for which AIMCo serves as investment manager pursuant to the Alberta Investment Management Corporation Act

  R.S.A. C.A. 26-5 (2007). Such clients have the right to receive dividends from, or the proceeds from the sale of, such shares held on their behalf. As of December 31, 2011, Her Majesty as represented by AIMCo may be deemed the beneficial owner of these shares over which West Face Capital may exercise voting power pursuant to an investment management agreement between West Face Capital and AIMCo, on behalf of its clients.

(4)
According to a Schedule 13G filed with the SEC on February 14, 2012 on behalf of D. E. Shaw Synoptic Portfolios 5, L.L.C., D. E. Shaw & Co., L.L.C., D. E. Shaw & Co., L.P. and David E. Shaw, each of the foregoing has shared power to vote and to dispose of these shares. David E. Shaw does not own any shares directly. By virtue of Mr. Shaw's position as President and sole shareholder of D. E. Shaw & Co., Inc., which is the general partner of D. E. Shaw & Co., L.P., which in turn is the investment adviser of D. E. Shaw Synoptic Portfolios 5, L.L.C., and by virtue of Mr. Shaw's position as President and sole shareholder of D. E. Shaw & Co. II, Inc., which is the managing member of D. E. Shaw & Co., L.L.C., which in turn is the manager of D. E. Shaw Synoptic Portfolios 5, L.L.C., Mr. Shaw may be deemed to have the shared power to vote and the shared power to dispose these shares and, therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of these shares.

(5)
Mr. Starzer is sole trustee of the BCEC Investment Trust and, as such, has voting power over these shares, but dispositive power requires the joint consent of Mr. Starzer and the other beneficiary of the trust.

(6)
According to a Schedule 13G filed with the SEC on February 13, 2012 on behalf of Mr. Starzer, Mr. Starzer has sole power to vote 2,238,503 of these shares, shared power to vote 98,067 of these shares, sole power to dispose of 426,000 of these shares and shared power to dispose of 1,908,970 of these shares. These shares include (i) 98,067 shares held by The Starzer Revocable Living Trust, dated February 26, 1998, for which Mr. Starzer and his spouse, Patricia K. Starzer, are trustees and each have independent voting and dispositive power (Mrs. Starzer disclaims beneficial ownership of any other shares for which Mr. Starzer may be deemed to have beneficial ownership); (ii) 1,811,903 shares held by the BCEC Investment Trust, UTA, dated April 1, 2011, for which Mr. Starzer is the sole trustee and has sole voting power but shares dispositive power with the other beneficiaries; and (iii) 426,600 shares held directly by Mr. Starzer, of which 109,458 were issued as restricted stock subject to a three-year vesting schedule with one-third of the shares vesting on each anniversary of the December 20, 2011 closing of our IPO.

(7)
Includes (i) 137,953 shares of common stock and (ii) 87,566 shares of common stock issued as restricted stock subject to a three-year vesting schedule with one-third of such shares vesting on each anniversary of the December 20, 2011 closing of our IPO.

(8)
Includes (i) 29,562 shares of common stock and (ii) 65,674 shares of common stock issued as restricted stock subject to a three-year vesting schedule with one-third of such shares vesting on each anniversary of the December 20, 2011 closing of our IPO.

(9)
Includes (i) 2,500 shares of common stock and (ii) 26,269 shares of common stock issued as restricted stock subject to a three-year vesting schedule with one-third of such shares vesting on each anniversary of the December 20, 2011 closing of our IPO.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The executive officers and Directors of the Company and persons who own more than 10% of the Company's common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2011, except (i) a Form 4 for Mr. Starzer reporting one transaction was filed 1 day late and (ii) the initial Form 3 for Mr. Chronister, which did not relate to any transaction, was filed 2 days late.

TRANSACTIONS WITH RELATED PERSONS

Procedures for Review, Approval and Ratification of Related Person Transactions

        An "Interested Transaction" is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year; (ii) the Company or any of its subsidiaries is a participant; and (iii) any Related Party has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A "Related Party" includes:

  •
  director or director nominee of the Company;

  •
  an executive officer of the Company;

  •
  a stockholder beneficially owning more than 5% of any class of the common stock of the Company;

  •
  a person who is an immediate family member or sharing the household of any of the foregoing persons; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

        The Board of Directors has determined that the Audit Committee will review all Interested Transactions that the rules of the SEC require be disclosed in the Company's proxy statement, and make a determination regarding the initial authorization or ratification of any such transaction.

        The Audit Committee is charged with reviewing the material facts of all Interested Transactions and either approving or disapproving of the Company's participation in such transactions under the Company's Related Party Transactions Policy adopted by the Board of Directors on March 2, 2012, which pre-approves certain related person transactions, including:

  •
  any employment of an executive officer if his or her compensation is required to be reported in the Company's proxy statement under Item 402;

  •
  director compensation which is required to be reported in the Company's proxy statement under Item 402;

  •
  any transaction with another company at which a Related Party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares is pre-approved or ratified (as applicable) if the aggregate amount involved for any particular service does not exceed the greater of $500,000 or 25% of that company's total annual revenues; and

  •
  any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party's only relationship is as an employee (other than an executive officer) or a director is pre-approved or ratified (as applicable) if the aggregate amount involved does not exceed the lesser of $200,000 or 10% of the charitable organization's total annual receipts.

        In determining whether to approve or disapprove entry into an Interested Transaction, the Audit Committee takes into account, among other factors, the following: (i) whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (ii) the extent of the Related Party's interest in the transaction and (iii) whether the Interested Transaction is material to the Company. Further, the policy requires all Interested Transactions that are required to be disclosed in the Company's filings with the SEC to be disclosed in accordance with applicable laws, rules and regulations.

        There were no Interested Transactions which were required to be reported in "Transactions with Related Persons," where the procedures described above did not require review, approval or ratification or where these procedures were not followed. In addition, since January 1, 2011, there has not been, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeded or exceeds $120,000 and in which any Related Party, had or will have a direct or indirect material interest, other than compensation arrangements with Directors and executive officers, which are described in "Executive Compensation and Other Information," and the transactions described or referred to below.

Class B Common Stock Conversion

        On December 23, 2010, our former Class B Common Stock was awarded in the following amounts pursuant to our Management Incentive Plan (which was terminated in connection with our IPO): 2,500 shares to Michael R. Starzer, a director and President and Chief Executive Officer; 2,000 shares to Gary A. Grove, a director and Executive Vice President—Engineering and Planning and Interim Chief Operating Officer; 1,500 shares to Patrick A. Graham, Executive Vice President—Corporate Development; and 1,500 shares to C. Stephen Black (which were subsequently forfeited without vesting upon Mr. Black's resignation). Mr. Casperson was awarded 600 shares of our former Class B Common Stock in connection with his employment. The remaining 3,400 shares of our former Class B Common Stock were awarded to our management and employees in connection wither our IPO.

        In connection with our IPO, 10,000 shares of our Class B Common Stock were converted into 437,787 shares of our Class A Common Stock having an aggregate value of approximately $7,442,379, based on $17 per share, the price paid by investors in our IPO. These shares are subject to a three-year vesting schedule which commenced upon consummation of our IPO where one-third of such shares vest annually thereafter.

Bonanza Creek Employee Holdings, LLC

        Bonanza Creek Employee Holdings, LLC is managed by Michael R. Starzer, our President and Chief Executive Officer, and Gary A. Grove, our Executive Vice President—Engineering and Planning and Interim Chief Operating Officer, and was formed in connection with our 2010 acquisition of BCEC's operating subsidiary to hold 243,945 Employee Shares for subsequent distribution to our employees pursuant to BCEC's management incentive plan all of which were distributed to our management and employees fully vested in connection with our IPO.

BCEC Investment Trust

        The BCEC Investment Trust, u/t/a dated April 1, 2011, was formed to hold shares of our common stock received by BCEC in connection with our 2010 acquisition of BCEC's operating subsidiary. The shares of our common stock held by the BCEC Investment Trust are designated for (i) Bonanza Creek Oil Company, LLC; (ii) the co-manager of Bonanza Creek Oil Company, LLC and a former director of BCEC pursuant to his interest in BCEC's management incentive plan; and (iii) former employees of BCEC. Mr. Starzer is the trustee of this trust. In order for such shares to be transferred from the trust, both Mr. Starzer and the other co-manager of Bonanza Creek Oil Company, LLC, must consent to such transfer.

Registration Rights Agreement

        We have entered into a registration rights agreement with certain of our stockholders, to whom we refer as "rights holders," including Black Bear and certain clients of AIMCo, relating to the shares of our common stock held by them and covered by the agreement, which shares of common stock we refer to as "registrable shares." Under the registration rights agreement, the rights holders have the right, subject to certain terms and conditions and the terms of lock-up agreements executed in connection with the IPO between the right holders and the underwriters, to require us to register under the Securities Act for offer and sale all or a portion of the registrable shares of such rights holders. For the full text of this agreement please see Exhibit 10.4 to our Annual Report on Form 10-K filed with the SEC on March 22, 2012 (File No. 001-35371).

 ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Hein & Associates LLP as the independent auditors of the Company for 2012. Hein & Associates LLP has audited the Company's consolidated financial statements since its inception on December 23, 2010. The 2011 audit of the Company's annual consolidated financial statements was completed on March 22, 2012.

        The Board of Directors is submitting the selection of Hein & Associates LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Hein & Associates LLP, the Audit Committee will reconsider the selection of that firm as the Company's auditors.

        The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company's auditors. The stockholders' ratification of the appointment of Hein & Associates LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

        The table below sets forth the aggregate fees billed by Hein & Associates LLP, the Company's independent registered public accounting firm, for the last two fiscal years:

Description	2011	2010(1)
Audit Fees(2)	$439,677	$152,240
Audit-Related Fees	—	—
Tax Fees(3)	$80,285	$74,670
All Other Fees	—	$181,495	(4)

Total	$519,962	$408,405

(1)
Represents 2010 fees for our predecessor Bonanza Creek Energy Company, LLC and our acquisition of Holmes Eastern Company, LLC.

(2)
We paid audit fees, including costs, for the years ended December 31, 2010 and 2011 for professional services rendered in connection with:

•
the audit of our consolidated financial statements;
•
SEC registration statements and amendments filed by the Company;
•
comfort letters issued in connection with SEC registration statements filed by the Company; and
•
review of quarterly consolidated financial statements and documentation of internal controls.

(3)
Tax return preparation and consultation on tax matters.

(4)
Fees primarily related to Bonanza Creek Energy Company, LLC's cancelled private placement.

        The charter of the Audit Committee requires that the Audit Committee review and pre-approve the plan and scope of Hein & Associates LLP's audit, tax and other services. The Audit Committee pre-approved 100% of the services described above under the captions "Audit Fees" and "Tax Fees" incurred since its formation.

        The Company expects that representatives of Hein & Associates LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that for Item 2 stockholders vote "FOR" the ratification of the selection of Hein & Associates LLP as the auditors of the Company for 2012.

 ITEM THREE (a)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

        We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the "Executive Compensation and Other Information" section of this proxy statement, beginning on page 8. Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy. The core of that philosophy is to compensate our executives using the 50th percentile of the market in which we compete for talent as a guideline, subject to adjustment for experience, performance, tenure and job responsibilities. In particular, the Compensation Committee strives to attract, retain and motivate the best executives we can identify and recruit and to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short-term and long-term incentive compensation to reward excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively with the market and consistently with our strategy, sound corporate governance principles and stockholder interests and concerns.

        As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Item 3(a), we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the "Executive Compensation and Other Information" section of this proxy statement. Among the program features incorporated by the Compensation Committee to align with our executive compensation philosophy are the following:

  •
  Equity-based awards incorporating a three-year vesting period to emphasize long-term performance and executive officer commitment and retention;

  •
  Future annual performance-based cash awards incorporating operational, financial, strategic and/or individual performance metrics in order to properly balance risk with the incentives to drive our key annual initiatives and impose maximum payouts to further manage risk and the possibility of excessive payments; and

  •
  Any acceleration of vesting of equity require a double trigger (i.e., a termination in connection with a change in control).

        We believe that our stockholders have had a clear ability to express their approval or disapproval of the performance of our Directors and, specifically the Directors serving on the Compensation Committee; however, Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Act"), which requires, among other things, a non-binding advisory "Say on Pay" vote and gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

        As an advisory vote, Item 3(a) is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, or require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers' compensation as disclosed in this proxy statement, we will consider our stockholders' concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

        We are asking stockholders to vote "For" the following resolution:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"), including the CD&A, the 2011 Summary Compensation Table and the other related tables and disclosures."

Vote Required

        The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2012 Annual Meeting is required for approval of Item 3(a). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of our Board of Directors

        The Board of Directors unanimously recommends that for Item 3(a) the stockholders vote "FOR" the approval of the compensation of the named executive officers of the Company, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

 ITEM THREE (b)

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

Introduction

        In addition to the advisory "Say on Pay" vote, the Act also requires a related non-binding advisory vote that enables our stockholders to indicate how frequently we should seek an advisory "Say on Pay" vote, such as Item 3(a) included in this proxy statement, on the compensation of our named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules. By voting on Item 3(b), stockholders may indicate whether the advisory "Say on Pay" vote should occur every three years, every two years or every year. After careful consideration of this Item 3(b), our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every year for the advisory vote on executive compensation.

        Setting a one-year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for our company to obtain information on investor sentiment about our executive compensation philosophy. Annual voting provides for a higher level of accountability and allows for direct and immediate feedback on the Company's executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Text of the Resolution to be Adopted

        We are soliciting your advice on the following resolution:

        "RESOLVED, that an advisory "Say on Pay" vote of our stockholders to approve the compensation of the named executive officers, as disclosed pursuant to the SEC's compensation disclosure rules (which disclosure includes the CD&A, the 2011 Summary Compensation Table, and the other related tables and disclosures), shall be held at an annual meeting of stockholders, beginning with the 2011 Annual Meeting of Stockholders, every:

  (1)
  three years;

  (2)
  two years; or

  (3)
  every year.

        You may vote for one of these three alternatives or you may abstain from making a choice.

Vote Required

        Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results on this Item 3(b). Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory "Say on Pay" votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of our Board of Directors

        The Board of Directors unanimously recommends that for Item 3(b) the stockholders vote for a frequency of "EVERY YEAR" for future non-binding "Say on Pay" stockholder votes on compensation of the named executive officers of the Company.

 STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES

        Any stockholder of the Company who desires to submit a proposal for action at the 2013 annual meeting of stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in the Company's proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than January 1, 2013, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company's proxy materials.

        A stockholder proposal not included in our proxy statement for the 2013 annual meeting of stockholders will be ineligible for presentation at the 2013 annual meeting of stockholders unless the stockholder gives timely notice of the proposal in writing to our secretary at our principal executive offices. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, a stockholder's notice shall be delivered to and received by the Secretary at the principal executive offices of the Company not less than 120 days in advance of the first anniversary of the date of the Company's proxy statement released to stockholders for the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, delivery of such proposal by the stockholder, to be timely, must be so delivered not later than the close of business on the later of (i) the 120th day prior to such meeting, or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. For purposes of our bylaws, "public announcement" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by the corporation with the Securities and Exchange Commission, or in a notice pursuant to the applicable rules of an exchange on which the Company's securities are then listed.

        To be in proper form, a stockholder's notice shall be in writing and shall set forth (a) the name and address of the stockholder, as set forth in the Company's books and records, who intends to make the nomination(s) or propose the business and the beneficial owner, if any, on whose behalf the proposal is made, (b) in the case of a nomination of director(s), (i) a description of all agreements, arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made, (ii) any other information relating to such nominee(s) that would be required to be included in a proxy statement filed under the current rules of the SEC and (iii) the nominee(s)' written consent to serve as director if elected, and (c) in the case of other business proposed to be brought before the annual meeting, (i) a brief description of such business, (ii) the reasons for conducting such business at the annual meeting, (iii) any material interest the stockholder has in such business and (iv) any other information that is required to be provided by the stockholder under the current rules of the SEC with respect to stockholder proposals. The Board of Directors, a committee thereof and the Chief Executive Officer and President may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

        It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board of Directors the Director nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. The Nominating and Governance Committee endeavors to recommend only director candidates who possess the highest personal values and integrity; who have experience and have exhibited achievements in one or more of the key professional, business, financial, legal and other challenges that face a U.S. independent oil and gas company; who exhibit sound judgment, intelligence, personal character and the ability to make independent analytical inquiries; who demonstrate a willingness to devote adequate time to Board of Director duties; and who are likely to be able to serve on the Board of Directors for a sustained period.

        The Nominating and Governance Committee's charter includes consideration of diversity of viewpoint on the Board of Directors. In that regard, the Nominating and Governance Committee endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints among our Directors. The Nominating and Governance Committee believes it has achieved that balance through the representation on the Board of Directors of members having experience in the oil and gas industry, finance and accounting and investment analysis, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

        In identifying potential director candidates, the Nominating and Governance Committee will rely on any source available for the identification and recommendation of candidates, including current Directors and officers. In addition, the Nominating and Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

        Written requests for inclusion of any stockholder proposal should be addressed to Bonanza Creek Energy Inc., 410 17th Street, Suite 1400, Denver, Colorado 80202, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

 SOLICITATION OF PROXIES

        Solicitation of proxies on behalf of the Company may be made via the internet, by mail, personal interview or telephone by officers, Directors and employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

        In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Denver, Colorado, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

        The Company's Annual Report to Stockholders for the year ended December 31, 2011, is being sent to stockholders of record concurrently with this proxy statement and does not form part of the proxy solicitation material.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 12, 2012:

        A COPY OF THE PROXY STATEMENT, THE FORM OF PROXY, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 AND THE 2011 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE FREE OF CHARGE UPON REQUEST TO THE COMPANY AT 410 17th STREET, DENVER, COLORADO, 80202, ATTENTION: INVESTOR RELATIONS.

INTERNET AND PHONE VOTING

        For shares of stock that are registered in your name, you may vote by internet or phone by following the instructions set forth on the enclosed proxy card. Votes submitted by internet or phone must be received by 11:59 p.m., Eastern Time, on Monday, June 11, 2012. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

        The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,
Christopher I. Humber Senior Vice President, General Counsel & Secretary

Denver, Colorado
April 30, 2012

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01GYCB 1 U P X + Annual Meeting Proxy Card . + A Proposals — The Board of Directors recommends a vote FOR the election of the nominees named below, FOR Proposals 2 and 3(a) and every ONE year for Proposal 3(b). For Against Abstain 2. RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012. 3(b). VOTE, ON AN ADVISORY BASIS, ON THE FREQUENCY OF THE SAY ON PAY VOTE. For Against Abstain 3(a). APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. 1. ELECTION OF DIRECTORS: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. Class I (term expiring 2013) 01) Todd A. Overbergen 02) Gregory P. Raih Class II (term expiring 2014) 03) Gary A. Grove 04) Kevin A. Neveu Class III (term expiring 2015) 05) Richard J. Carty 06) Michael R. Starzer 07) Marvin M. Chronister Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please date and sign as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, partnership or other entity, please sign in full entity name by authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IMPORTANT ANNUAL MEETING INFORMATION 1 Year 2 Years 3 Years Abstain Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 1234 5678 9012 345 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 C 1234567890 J N T 1 3 7 3 6 7 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 11, 2012. Vote by Internet • Go to www.envisionreports.com/BCEI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. Proxy Solicited on Behalf of the Board of Directors for the June 12, 2012 Annual Meeting of Stockholders The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of common stock of Bonanza Creek Energy, Inc. represented by this proxy card. The individual(s) signing on the reverse side of this proxy card as a stockholder or an attorney, executor, administrator, authorized officer or other fiduciary of the stockholder (collectively referred to as the "Owner") hereby appoints Michael R. Starzer and Christopher I. Humber, and each of them, with full power of substitution, as proxies for the Owner to attend the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. ("Bonanza Creek"), to be held at the Sheraton Denver Downtown Hotel, 1550 Court Place, Denver, Colorado 80202, on Tuesday, June 12, 2012, 9:00 a.m. local time, and at any postponement or adjournment thereof, and to vote and act with respect to all shares of common stock of Bonanza Creek which the Owner would be entitled to vote, with all the power the Owner would possess if present in person, as indicated on the reverse side of this proxy card. This proxy, when properly executed, will be voted in the manner specified by the Owner. If the Owner does not specify a choice as to a proposal, excluding broker non-votes, the above-named proxies will vote the shares of common stock: (i) FOR the election of Todd A. Overbergen and Gregory P. Raih as Class I Directors; Gary A. Grove and Kevin A. Neveu as Class II Directors; and Richard J. Carty, Michael R. Starzer and Marvin M. Chronister as Class III Directors (Proposal 1); (ii) FOR the ratification of Hein & Associates LLP as Bonanza Creek’s independent registered public accounting firm for fiscal 2012 (Proposal 2); (iii) FOR the approval, on an advisory basis, of the compensation of Bonanza Creek’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Disclosure and Analysis, compensation tables and the narrative discussion accompanying the tables (Proposal 3(a)); and (iv) FOR the approval, on an advisory basis, of a one-year frequency for future say on pay votes (Proposal 3(b)). If any nominee named for the election as a director is unable to serve or for good cause will not serve, this proxy will be voted by the above-named proxies for such substitute nominee(s) as Bonanza Creek’s Board of Directors may recommend. The above-named proxies will vote the shares of common stock in accordance with the recommendations of Bonanza Creek’s Board of Directors on such other business as may properly come before the Annual Meeting of Stockholders. The Owner acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement for the June 12, 2012 meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011. PLEASE SIGN AND DATE ON THE REVERSE SIDE Proxy — BONANZA CREEK ENERGY, INC. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Bonanza Creek Energy, Inc. To Be Held on June 12, 2012: Bonanza Creek Energy, Inc.’s Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at www.edocumentview.com/BCEI IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

QUORUM AND VOTING
ITEM ONE
ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
ITEM TWO RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
ITEM THREE (a)
ADVISORY VOTE ON EXECUTIVE COMPENSATION
ITEM THREE (b)
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
STOCKHOLDER PROPOSALS; IDENTIFICATION OF DIRECTOR CANDIDATES
SOLICITATION OF PROXIES
STOCKHOLDER LIST
PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION
INTERNET AND PHONE VOTING